BEEMER, PRICHER, KUEHNHACKL & HEIDBRINK, P.A.
CERTIFIED PUBLIC ACCOUNTANTS
AND CONSULTANTS

1560 ORANGE AVENUE, SUITE 600, WINTER PARK, FLORIDA 32789
(407) 998-9000 / FAX (407) 998-9010
WWW.BPKHCPA.COM

November 9, 2005

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Whitemark Homes, Inc. and, under the date of February 11, 2005, we reported on the consolidated financial statements of Whitemark Homes, Inc. as of and for the years ended December 31, 2004 and 2003, On October 27, 2005, we resigned as principal accountants and the client-auditor relationship between the Company and Beemer, Pricher, Kuehnhackl & Heidbrink, P. A. has ceased. We have read Whitemark Homes, Inc.'s statements included under Item 4.01 of its Form 8-K dated October 27, 2005, and we agree with such statements, except that we are not in a position to agree or disagree with Whitemark Homes, Inc.'s statements that the Registrant engaged Tedder, James, Worden & Associates, P. A. ("Tedder") as its independent registered public accounting firm to audit the Registrant's financial statements and that the Registrant did not consult Tedder on any matter described in Item 304(a)(2)(i) or (ii) of Regulation S-B during the Registrant's two (2) most recent fiscal years or any subsequent interim period prior to engaging Tedder.

Sincerely,

Beemer, Pricher, Kuehnhackl & Heidbrink P.A.